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EXHIBIT 10.5

May 28, 2001

This letter is the agreement between the parties Bo Linton and Susan Soares hereafter referred to as "ICG" and Save the World Air, Inc. and Jeff Muller hereafter referred to as the "Company". ICG provided services to the Company in March by providing exhibiting space and promotional services at their Networking evernt at the Reata Restaurant in Beverly Hills for which Company currently owes ICG a total of 3,572 free-trading shares. Furthermore, ICG will provide further services at the same type of event on June 13th, 2001 for an additional 1,428 free-trading shares.

The Company now agrees to issue 2,500 free-trading shares each to Bo Linton and Susan Soares for the consideration outlined above within 30 days from this date.

Acknowledged and Agreed to by

/s/ Jeff Muller                                        May 28th, 2001
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Jeff Muller, Save the World Air, Inc.                       date

Bo Linton [ssn here]                             2,500 free-trading shares

Susan Soares [ssn here]                          2,500 free-trading shares
                                                 -------------------------
                                                 5,000 total free-trading shares